                                  EXHIBIT 99.2

                            WESTERN HOLDINGS BANCORP
 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD                , 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                REVOCABLE PROXY

    The undersigned holder of common stock acknowledges receipt of the Notice of Special Meeting of Shareholders of Western Holdings Bancorp and the accompanying
document dated             , 2000, and revoking any proxy heretofore given,
hereby constitutes and appoints                     and                     ,
and each of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of Western Holdings standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting.

    1. THE MERGER. To approve the merger agreement dated as of May 9, 2000 among Heritage Commerce Corp, Western Holdings and Bank of Los Altos, providing for the merger of Western Holdings with and into Heritage. The merger agreement is set forth in its entirety as Annex A to the accompanying document.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. OTHER BUSINESS: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

        THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO WESTERN HOLDINGS BANCORP, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MERGER. IF OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXYHOLDERS.

                                                       SHAREHOLDER(S)

                                             ___________________________________
                                             (SIGNATURE)

                                             ___________________________________
                                             (SIGNATURE)

                                             ___________________________________
                                             (NO. OF COMMON SHARES)

                                             DATE ________________________, 2000
                                             I/WE DO / / OR DO NOT / / EXPECT TO
                                             ATTEND THIS MEETING.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

To assure a quorum, you are urged to date and sign this Proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.